CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






The Thurlow Growth Fund, Inc.
Napa, California


We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated August 17, 2000, accompanying and pertaining to the financial statements of the Thurlow Growth Fund as of June 30, 2000, which is included in such Post-Effective amendment.






                                                         /s/ BKD, LLP


Kansas City, Missouri
October 30, 2001